EXHIBIT 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2020 Results

LAS VEGAS, NV, January 27, 2021 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, while continuing to mourn the loss of its visionary founder, Mr. Sheldon G. Adelson, today reported financial results for the quarter ended December 31, 2020.

“Mr. Adelson’s vision and leadership created Las Vegas Sands and the convention-based Integrated Resort business model that forms the bedrock of the company’s success,” said Mr. Robert G. Goldstein, Chairman and Chief Executive Officer. “His impact will live on through the company’s 50,000 team members and the iconic properties he developed around the world. These last few weeks since Sheldon’s passing have been difficult for all of us, but his commitment to investing aggressively to build iconic resorts that deliver economic benefits to our host communities, the core of the company’s operating strategy, remains firmly in place. I am deeply committed to continuing the execution of the strategy he created, and confident that we will deliver growth in the years ahead while honoring his legacy and realizing his vision for the creation of additional Integrated Resorts in new markets.”

“Mr. Adelson established the roadmap for the future of this company, and that roadmap remains unchanged,” said Patrick Dumont, President and Chief Operating Officer. “I am dedicated to working with Rob and our leadership team to make our strategic objectives a reality. Our path forward is clear and remains true to the principles our founder was committed to for so many years – we will continue supporting our people and the local communities in which we operate, reinvesting in our current markets, producing strong returns for our shareholders and aggressively pursuing new development opportunities.”

“Turning to our financial results, I am pleased to share that the recovery process from the Covid-19 pandemic continues to progress in both Macao and Singapore” said Mr. Goldstein. “Our greatest priority as the recovery continues remains our deep commitment to supporting our team members and to helping those in need in each of our local communities of Macao, Singapore and Las Vegas.”

“We remain optimistic about the eventual recovery of travel and tourism spending across our markets. We are fortunate that our financial strength supports our previously announced capital expenditure programs in both Macao and Singapore, as well as our pursuit of growth opportunities in new markets.”

Net revenue was $1.15 billion, a decrease of 67.3% from the prior year quarter. Operating loss was $211 million, compared to operating income of $934 million in the prior year quarter. Net loss in the fourth quarter of 2020 was $376 million, compared to net income of $783 million in the fourth quarter of 2019. Consolidated adjusted property EBITDA was $141 million, compared to $1.39 billion in the prior year quarter.

Full year 2020 operating loss was $1.69 billion, compared to operating income of $3.70 billion in 2019. Net loss attributable to Las Vegas Sands was $1.69 billion, or $(2.21) per diluted share, in 2020, compared to net income of $2.70 billion, or $3.50 per diluted share, in 2019.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 69.9%, compared to the fourth quarter of 2019, to $672 million. Net loss for SCL was $246 million, compared to net income of $513 million in the fourth quarter of 2019.

On a GAAP basis, full year 2020 total net revenues for SCL decreased 80.8%, compared to the full year 2019, to $1.69 billion. Net loss for SCL was $1.52 billion in 2020, compared to net income of $2.04 billion in 2019.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $150 million for the fourth quarter of 2020, compared to $134 million in the prior year quarter. Our weighted average debt balance increased compared to the prior year quarter due to the issuance of $1.50 billion of senior notes by SCL in June 2020, while our weighted average borrowing cost in the fourth quarter of 2020 was 4.4%, compared to 4.3% during the fourth quarter of 2019.

Our income tax expense for the fourth quarter of 2020 was $8 million, compared to $65 million in the prior year quarter. The income tax expense for the fourth quarter of 2020 was primarily driven by a 17% statutory tax rate on our Singapore operations partially offset by an income tax benefit driven by pre-tax losses experienced by our U.S. operations.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2020 were $2.12 billion.

SCL entered into an agreement with lenders to increase commitments under its revolving credit facility by the U.S. dollar equivalent of $494 million based on exchange rates at the time of the transaction, which became effective on January 25, 2021. After taking into account the aforementioned increase, the total available borrowing capacity under the SCL revolving credit facility was $2.51 billion and the company has access to a total of $4.46 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of December 31, 2020, total debt outstanding, excluding finance leases, was $13.98 billion.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $252 million, including construction, development and maintenance activities of $201 million in Macao, $27 million at Marina Bay Sands and $24 million in Las Vegas.

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Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 27, 2021 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s preeminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas, and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, The Londoner Macao and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares community engagement and charitable giving program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments and other third parties, including government-mandated property closures, increased operational regulatory requirements or travel restrictions, on our business, results of operations, cash flows, liquidity and development prospects; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities; execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns; new development, construction and ventures; government regulation; risks relating to our gaming licenses and subconcession; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; gaming promoters; competition; tax law changes; transportation infrastructure in Macao; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
(702) 414-1221

Media:
Ron Reese
(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2020 Results
Non-GAAP Measures

Within the company’s fourth quarter and full year 2020 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income/loss,” “adjusted earnings/loss per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income/loss,” and “hold-normalized adjusted earnings/loss per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income/loss, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax. Adjusted net income/loss and adjusted earnings/loss per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income/loss before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain on sale of Sands Bethlehem, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income/loss from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income/loss and hold-normalized adjusted earnings/loss per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income/loss and adjusted earnings/loss per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Casino	$741	$2,485	$2,268	$9,828
Rooms	140	434	498	1,752
Food and beverage	78	242	283	897
Mall	153	215	381	716
Convention, retail and other	34	133	182	546
Net revenues	1,146	3,509	3,612	13,739
Operating expenses:
Resort operations	1,010	2,125	3,800	8,364
Corporate	23	51	168	313
Pre-opening	5	11	19	34
Development	—	11	18	24
Depreciation and amortization	293	291	1,160	1,165
Amortization of leasehold interests in land	14	14	55	51
Loss on disposal or impairment of assets	12	72	80	90
	1,357	2,575	5,300	10,041
Operating income (loss)	(211)	934	(1,688)	3,698
Other income (expense):
Interest income	1	17	21	74
Interest expense, net of amounts capitalized	(150)	(134)	(536)	(555)
Other income (expense)	(8)	31	22	23
Gain on sale of Sands Bethlehem	—	—	—	556
Loss on modification or early retirement of debt	—	—	—	(24)
Income (loss) before income taxes	(368)	848	(2,181)	3,772
Income tax (expense) benefit	(8)	(65)	38	(468)
Net income (loss)	(376)	783	(2,143)	3,304
Net (income) loss attributable to noncontrolling interests	77	(154)	458	(606)
Net income (loss) attributable to Las Vegas Sands Corp.	$(299)	$629	$(1,685)	$2,698

Earnings (loss) per share:
Basic	$(0.39)	$0.82	$(2.21)	$3.50
Diluted	$(0.39)	$0.82	$(2.21)	$3.50

Weighted average shares outstanding:
Basic	764	767	764	771
Diluted	764	768	764	771

Dividends declared per common share	$—	$0.77	$0.79	$3.08

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net Revenues
The Venetian Macao	$327	$908	$738	$3,510
The Londoner Macao	95	505	297	2,052
The Parisian Macao	101	401	259	1,650
The Plaza Macao and Four Seasons Hotel Macao	114	246	265	877
Sands Macao	32	150	120	628
Ferry Operations and Other	6	31	28	117
Macao Operations	675	2,241	1,707	8,834

Marina Bay Sands	345	853	1,261	3,101
Las Vegas Operating Properties	150	475	738	1,818
Sands Bethlehem(1)	—	—	—	227
Intersegment Eliminations	(24)	(60)	(94)	(241)
	$1,146	$3,509	$3,612	$13,739

Adjusted Property EBITDA
The Venetian Macao	$73	$368	$(53)	$1,407
The Londoner Macao	(34)	180	(184)	726
The Parisian Macao	(7)	122	(131)	544
The Plaza Macao and Four Seasons Hotel Macao	38	102	33	345
Sands Macao	(18)	40	(76)	175
Ferry Operations and Other	(5)	(1)	(20)	(8)
Macao Operations	47	811	(431)	3,189

Marina Bay Sands	144	457	383	1,661
Las Vegas Operating Properties	(50)	120	(124)	487
Sands Bethlehem(1)	—	—	—	52
	$141	$1,388	$(172)	$5,389

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	22.3%	40.5%		40.1%
The Londoner Macao		35.6%		35.4%
The Parisian Macao		30.4%		33.0%
The Plaza Macao and Four Seasons Hotel Macao	33.3%	41.5%	12.5%	39.3%
Sands Macao		26.7%		27.9%
Ferry Operations and Other		(3.2)%		(6.8)%
Macao Operations	7.0%	36.2%		36.1%

Marina Bay Sands	41.7%	53.6%	30.4%	53.6%
Las Vegas Operating Properties		25.3%		26.8%
Sands Bethlehem(1)				22.9%

Total	12.3%	39.6%		39.2%
____________________

(1)	The company completed the sale of Sands Bethlehem on May 31, 2019.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss)	$(376)	$783	$(2,143)	$3,304
Add (deduct):
Income tax expense (benefit)	8	65	(38)	468
Loss on modification or early retirement of debt	—	—	—	24
Gain on sale of Sands Bethlehem	—	—	—	(556)
Other (income) expense	8	(31)	(22)	(23)
Interest expense, net of amounts capitalized	150	134	536	555
Interest income	(1)	(17)	(21)	(74)
Loss on disposal or impairment of assets	12	72	80	90
Amortization of leasehold interests in land	14	14	55	51
Depreciation and amortization	293	291	1,160	1,165
Development expense	—	11	18	24
Pre-opening expense	5	11	19	34
Stock-based compensation (1)	5	4	16	14
Corporate expense	23	51	168	313
Consolidated Adjusted Property EBITDA	$141	$1,388	$(172)	$5,389

Hold-normalized casino revenue (2)	70	(93)
Hold-normalized casino expense (2)	(26)	31
Consolidated Hold-Normalized Adjusted Property EBITDA	$185	$1,326
____________________

(1)
During the three months ended December 31, 2020 and 2019, the company recorded stock-based compensation expense of $8 million and $10 million, respectively, of which $3 million and $6 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations. During the years ended December 31, 2020 and 2019, the company recorded stock-based compensation expense of $28 million and $36 million, respectively, of which $12 million and $22 million, respectively, is included in corporate expense on the company's condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended December 31, 2020

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$47	$44	$(21)	$70
Marina Bay Sands	144	3	(1)	146
Las Vegas Operating Properties	(50)	23	(4)	(31)
	$141	$70	$(26)	$185

	Three Months Ended December 31, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$811	$(43)	$21	$789
Marina Bay Sands	457	(50)	10	417
Las Vegas Operating Properties	120	—	—	120
	$1,388	$(93)	$31	$1,326
____________________

(1)	For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%. The prior year non-GAAP measurement for our Macao Operations and Marina Bay Sands has also been adjusted to conform to the current period presentation.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.
(2)	Represents the estimated expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the casino revenue adjustment calculated in (1) above.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income (Loss) and Hold-Normalized Adjusted Net Income (Loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss) attributable to LVS	$(299)	$629	$(1,685)	$2,698

Nonrecurring corporate expense	—	—	—	96
Pre-opening expense	5	11	19	34
Development expense	—	11	18	24
Loss on disposal or impairment of assets	12	72	80	90
Other (income) expense	8	(31)	(22)	(23)
Gain on sale of Sands Bethlehem	—	—	—	(556)
Loss on modification or early retirement of debt	—	—	—	24
Income tax impact on net income adjustments (1)	1	(3)	(5)	148
Noncontrolling interest impact on net income adjustments	(6)	(11)	(21)	(21)
Adjusted net income (loss) attributable to LVS	$(279)	$678	$(1,616)	$2,514

Hold-normalized casino revenue (2)	70	(93)
Hold-normalized casino expense (2)	(26)	31
Income tax impact on hold adjustments (1)	(4)	7
Noncontrolling interest impact on hold adjustments	(7)	7
Hold-normalized adjusted net income (loss) attributable to LVS	$(246)	$630

The following is a reconciliation of Diluted Earnings (Loss) per Share to Adjusted Earnings (Loss) per Diluted Share and Hold-Normalized Adjusted Earnings (Loss) per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Per diluted share of common stock:
Net income (loss) attributable to LVS	$(0.39)	$0.82	$(2.21)	$3.50

Nonrecurring corporate expense	—	—	—	0.12
Pre-opening expense	0.01	0.01	0.03	0.05
Development expense	—	0.01	0.02	0.03
Loss on disposal or impairment of assets	0.01	0.09	0.11	0.12
Other (income) expense	0.01	(0.04)	(0.03)	(0.03)
Gain on sale of Sands Bethlehem	—	—	—	(0.72)
Loss on modification or early retirement of debt	—	—	—	0.03
Income tax impact on net income adjustments	—	—	(0.01)	0.19
Noncontrolling interest impact on net income adjustments	(0.01)	(0.01)	(0.03)	(0.03)
Adjusted earnings (loss) per diluted share	$(0.37)	$0.88	$(2.12)	$3.26

Hold-normalized casino revenue	0.09	(0.12)
Hold-normalized casino expense	(0.03)	0.04
Income tax impact on hold adjustments	—	0.01
Noncontrolling interest impact on hold adjustments	(0.01)	0.01
Hold-normalized adjusted earnings (loss) per diluted share	$(0.32)	$0.82

Weighted average diluted shares outstanding	764	768	764	771
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$4,349	$13,910	$2,729	$13,806
Slot machine win per unit per day (2)	$219	$323	$129	$296
Average number of table games	695	657	631	651
Average number of slot machines	884	1,722	954	1,744

The Londoner Macao:
Table games win per unit per day (1)	$2,248	$11,401	$1,840	$11,925
Slot machine win per unit per day (2)	$111	$299	$119	$302
Average number of table games	342	391	329	385
Average number of slot machines	545	1,466	563	1,577

The Parisian Macao:
Table games win per unit per day (1)	$3,464	$14,050	$2,409	$13,866
Slot machine win per unit per day (2)	$143	$300	$105	$315
Average number of table games	266	304	271	316
Average number of slot machines	768	1,476	776	1,377

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$5,201	$19,451	$3,873	$19,882
Slot machine win per unit per day (2)	$(42)	$312	$91	$336
Average number of table games	173	129	164	121
Average number of slot machines	18	264	52	255

Sands Macao:
Table games win per unit per day (1)	$1,954	$8,063	$2,004	$8,358
Slot machine win per unit per day (2)	$80	$227	$88	$243
Average number of table games	160	191	166	196
Average number of slot machines	551	1,004	549	957

Marina Bay Sands:
Table games win per unit per day (1)	$2,490	$11,102	$4,319	$9,795
Slot machine win per unit per day (2)	$943	$755	$757	$764
Average number of table games	604	569	605	581
Average number of slot machines	1,714	2,401	1,861	2,318

Las Vegas Operating Properties:
Table games win per unit per day (1)	$1,797	$5,548	$2,896	$4,651
Slot machine win per unit per day (2)	$348	$386	$351	$356
Average number of table games	194	209	199	220
Average number of slot machines	1,432	1,889	1,532	1,873
____________________

Note:	These casino statistics exclude table games and slot machines shutdown due to social distancing measures or closure of the gaming facilities implemented as a result of the COVID-19 pandemic.
(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$243	$748	$(505)	(67.5)%
Rooms	21	54	(33)	(61.1)%
Food and Beverage	6	17	(11)	(64.7)%
Mall	51	71	(20)	(28.2)%
Convention, Retail and Other	6	18	(12)	(66.7)%
Net Revenues	$327	$908	$(581)	(64.0)%

Adjusted Property EBITDA	$73	$368	$(295)	(80.2)%
EBITDA Margin %	22.3%	40.5%		(18.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,209	$5,876	$(4,667)	(79.4)%
Rolling Chip Win %(1)	3.31%	4.14%		(0.83)	pts

Non-Rolling Chip Drop	$975	$2,324	$(1,349)	(58.0)%
Non-Rolling Chip Win %	24.4%	25.7%		(1.3)	pts

Slot Handle	$444	$1,044	$(600)	(57.5)%
Slot Hold %	4.0%	4.9%		(0.9)	pts

Hotel Statistics

Occupancy %	49.3%	97.2%		(47.9)	pts
Average Daily Rate (ADR)	$167	$224	$(57)	(25.4)%
Revenue per Available Room (RevPAR)	$82	$218	$(136)	(62.4)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$63	$379	$(316)	(83.4)%
Rooms	13	78	(65)	(83.3)%
Food and Beverage	5	23	(18)	(78.3)%
Mall	13	20	(7)	(35.0)%
Convention, Retail and Other	1	5	(4)	(80.0)%
Net Revenues	$95	$505	$(410)	(81.2)%

Adjusted Property EBITDA	$(34)	$180	$(214)	(118.9)%
EBITDA Margin %		35.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume(1)	$—	$1,041	$(1,041)	(100.0)%
Rolling Chip Win %(2)		2.94%

Non-Rolling Chip Drop	$291	$1,650	$(1,359)	(82.4)%
Non-Rolling Chip Win %	24.3%	23.0%		1.3	pts

Slot Handle	$118	$1,015	$(897)	(88.4)%
Slot Hold %	4.7%	4.0%		0.7	pts

Hotel Statistics

Occupancy %	22.2%	98.5%		(76.3)	pts
Average Daily Rate (ADR)	$151	$167	$(16)	(9.6)%
Revenue per Available Room (RevPAR)	$34	$164	$(130)	(79.3)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity. Rooms being utilized for government quarantine purposes were excluded from the calculation of hotel statistics above.
(1)	No Rolling Chip volume for the three months ended December 31, 2020, due to closure of tables for premium patrons in connection with The Londoner Macao renovations.
(2)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$69	$334	$(265)	(79.3)%
Rooms	15	33	(18)	(54.5)%
Food and Beverage	5	17	(12)	(70.6)%
Mall	11	13	(2)	(15.4)%
Convention, Retail and Other	1	4	(3)	(75.0)%
Net Revenues	$101	$401	$(300)	(74.8)%

Adjusted Property EBITDA	$(7)	$122	$(129)	(105.7)%
EBITDA Margin %		30.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$534	$4,181	$(3,647)	(87.2)%
Rolling Chip Win %(1)	(1.40)%	3.10%		(4.50)	pts

Non-Rolling Chip Drop	$404	$1,124	$(720)	(64.1)%
Non-Rolling Chip Win %	22.8%	23.5%		(0.7)	pts

Slot Handle	$268	$1,066	$(798)	(74.9)%
Slot Hold %	3.8%	3.8%		—	pts

Hotel Statistics

Occupancy %	50.0%	97.6%		(47.6)	pts
Average Daily Rate (ADR)	$132	$159	$(27)	(17.0)%
Revenue per Available Room (RevPAR)	$66	$155	$(89)	(57.4)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$58	$169	$(111)	(65.7)%
Rooms	11	11	—	—%
Food and Beverage	5	8	(3)	(37.5)%
Mall	40	57	(17)	(29.8)%
Convention, Retail and Other	—	1	(1)	(100.0)%
Net Revenues	$114	$246	$(132)	(53.7)%

Adjusted Property EBITDA	$38	$102	$(64)	(62.7)%
EBITDA Margin %	33.3%	41.5%		(8.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,070	$3,030	$(1,960)	(64.7)%
Rolling Chip Win %(1)	1.76%	4.02%		(2.26)	pts

Non-Rolling Chip Drop	$274	$433	$(159)	(36.7)%
Non-Rolling Chip Win %	23.3%	25.2%		(1.9)	pts

Slot Handle	$—	$125	$(125)	(100.0)%
Slot Hold %		6.1%

Hotel Statistics

Occupancy %	42.0%	92.9%		(50.9)	pts
Average Daily Rate (ADR)	$449	$333	$116	34.8%
Revenue per Available Room (RevPAR)	$189	$310	$(121)	(39.0)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$27	$137	$(110)	(80.3)%
Rooms	3	5	(2)	(40.0)%
Food and Beverage	2	7	(5)	(71.4)%
Mall	—	1	(1)	(100.0)%
Net Revenues	$32	$150	$(118)	(78.7)%

Adjusted Property EBITDA	$(18)	$40	$(58)	(145.0)%
EBITDA Margin %		26.7%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$506	$1,049	$(543)	(51.8)%
Rolling Chip Win %(1)	1.15%	2.58%		(1.43)	pts

Non-Rolling Chip Drop	$127	$612	$(485)	(79.2)%
Non-Rolling Chip Win %	18.1%	18.8%		(0.7)	pts

Slot Handle	$129	$632	$(503)	(79.6)%
Slot Hold %	3.1%	3.3%		(0.2)	pts

Hotel Statistics

Occupancy %	69.6%	100.0%		(30.4)	pts
Average Daily Rate (ADR)	$141	$178	$(37)	(20.8)%
Revenue per Available Room (RevPAR)	$98	$178	$(80)	(44.9)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$229	$602	$(373)	(62.0)%
Rooms	36	100	(64)	(64.0)%
Food and Beverage	32	69	(37)	(53.6)%
Mall	39	54	(15)	(27.8)%
Convention, Retail and Other	9	28	(19)	(67.9)%
Net Revenues	$345	$853	$(508)	(59.6)%

Adjusted Property EBITDA	$144	$457	$(313)	(68.5)%
EBITDA Margin %	41.7%	53.6%		(11.9)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,257	$7,916	$(6,659)	(84.1)%
Rolling Chip Win %(1)	3.09%	3.93%		(0.84)	pts

Non-Rolling Chip Drop	$556	$1,231	$(675)	(54.8)%
Non-Rolling Chip Win %	17.9%	22.0%		(4.1)	pts

Slot Handle	$3,315	$3,459	$(144)	(4.2)%
Slot Hold %	4.5%	4.8%		(0.3)	pts

Hotel Statistics

Occupancy %	69.0%	97.3%		(28.3)	pts
Average Daily Rate (ADR)	$229	$450	$(221)	(49.1)%
Revenue per Available Room (RevPAR)	$158	$438	$(280)	(63.9)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity.
(1)	This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	December 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$52	$116	$(64)	(55.2)%
Rooms	41	153	(112)	(73.2)%
Food and Beverage	23	101	(78)	(77.2)%
Convention, Retail and Other	34	105	(71)	(67.6)%
Net Revenues	$150	$475	$(325)	(68.4)%

Adjusted Property EBITDA	$(50)	$120	$(170)	(141.7)%
EBITDA Margin %		25.3%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$289	$540	$(251)	(46.5)%
Table Games Win %(1)	11.1%	19.8%		(8.7)	pts

Slot Handle	$569	$841	$(272)	(32.3)%
Slot Hold %	8.1%	8.0%		0.1	pts

Hotel Statistics

Occupancy %	43.9%	94.5%		(50.6)	pts
Average Daily Rate (ADR)	$185	$253	$(68)	(26.9)%
Revenue per Available Room (RevPAR)	$81	$239	$(158)	(66.1)%
____________________

Note:	Due to social distancing measures and travel restrictions as a result of the COVID-19 pandemic, the property operated at a reduced capacity, with some operations temporarily closed due to social distancing measures. Rooms within the property’s Venezia tower and Palazzo tower closed during the period were excluded from the calculation of hotel statistics above.
(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For The Three Months Ended December 31, 2020					TTM December 31, 2020
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$51	$47	92.2%	812,936	83.8%	$794

Shoppes at Four Seasons
Luxury Retail	27	23	85.2%	125,466	100.0%	3,750
Other Stores	13	12	92.3%	118,638	89.5%	1,245
Total	40	35	87.5%	244,104	94.9%	2,744

Shoppes at Londoner(3)	12	10	83.3%	525,206	83.9%	409

Shoppes at Parisian	11	10	90.9%	295,963	78.5%	349

Total Cotai Strip in Macao	114	102	89.5%	1,878,209	84.4%	902

The Shoppes at Marina Bay Sands	39	34	87.2%	620,330	98.2%	1,053

Total	$153	$136	88.9%	2,498,539	87.8%	$936
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $16 million at our Macao properties and $8 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	The Shoppes at Londoner will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of the renovation, rebranding and expansion to The Londoner Macao.